UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 27, 2011
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)
 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 8.01	Other Events

Effective during the first quarter of 2011, Schweitzer-Mauduit International Inc., the Company or SWM, (NYSE:SWM) realigned its management structure to evaluate its business based on product lines in addition to geographies. The change resulted in two operating segments which are also the Company’s reportable segments: Paper and Reconstituted Tobacco. The Paper segment primarily produces Cigarette Papers such as cigarette papers, including LIP papers, plug wrap and base tipping papers used to wrap various parts of a cigarette for sale to cigarette manufacturers. The Paper segment also includes commercial and industrial products such as lightweight printing and writing papers, battery separator paper, drinking straw wrap, filter paper and other specialized papers. These non-tobacco industry products are generally sold directly to converters and other end-users or brokers. The Reconstituted Tobacco segment produces reconstituted tobacco leaf, or RTL, and wrapper and binder products for sale to cigarette and cigar manufacturers.

The accounting policies of these segments are the same as those described in Note 2, Summary of Significant Accounting Policies, in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company primarily evaluates segment performance and allocates resources based on operating profit. Expense amounts not associated with segments are referred to as unallocated expenses.

To facilitate an understanding of its current segment reporting, SWM is providing recast segment information for the years ending December 31, 2009 and 2010 and for each of the 2010 quarters.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filings.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
BUSINESS SEGMENT REPORTING
(U.S. $ IN MILLIONS)

Net Sales

	Full Year	For the 2010 Quarter Ended				Full Year
	2009	March 31	June 30	September 30	December 31	2010
Paper	$496.3	$131.1	$133.6	$130.0	$121.9	$516.6
Reconstituted Tobacco	223.3	61.7	49.0	52.0	60.9	223.6
Consolidated	$719.6	$192.8	$182.6	$182.0	$182.8	$740.2

Operating Profit (Loss) from Continuing Operations

	Full Year	For the 2010 Quarter Ended				Full Year
	2009	March 31	June 30	September 30	December 31	2010
Paper	$22.5	$9.2	$10.8	$14.2	$3.4	$37.6
Reconstituted Tobacco	88.4	25.9	18.1	21.5	23.7	89.2
Unallocated	(21.7)	(4.1)	(3.9)	(5.0)	(4.2)	(17.2)
Consolidated	$89.2	$31.0	$25.0	$30.7	$22.9	$109.6

Restructuring & Impairment Expense

	Full Year	For the 2010 Quarter Ended				Full Year
	2009	March 31	June 30	September 30	December 31	2010
Paper	$22.8	$3.6	$2.7	$0.7	$6.2	$13.2
Reconstituted Tobacco	1.1	-	0.2	-	-	0.2
Consolidated	$23.9	$3.6	$2.9	$0.7	$6.2	$13.4

Operating Profit from Continuing Operations Excluding Restructuring & Impairment Expense*

	Full Year	For the 2010 Quarter Ended				Full Year
	2009	March 31	June 30	September 30	December 31	2010
Paper	$45.3	$12.8	$13.5	$14.9	$9.6	$50.8
Reconstituted Tobacco	89.5	25.9	18.3	21.5	23.7	89.4
Unallocated	(21.7)	(4.1)	(3.9)	(5.0)	(4.2)	(17.2)

Consolidated	$113.1	$34.6	$27.9	$31.4	$29.1	$123.0

Margin on Operating Profit from Continuing Operations Excluding Restructuring & Impairment Expense

	Full Year	For the 2010 Quarter Ended				Full Year
	2009	March 31	June 30	September 30	December 31	2010
Paper	9.1%	9.8%	10.1%	11.5%	7.9%	9.8%
Reconstituted Tobacco	40.1%	42.0%	37.3%	41.3%	38.9%	40.0%

* Operating Profit from Continuing Operations Excluding Restructuring & Impairment Expense is a non-GAAP financial measure that is calculated by adding Restructuring and Impairment Expense to Operating Profit (Loss) from Continuing Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President, Finance & Strategic Planning

Dated:  April 27, 2011